                                                                               .
                                                                               .
                                                                               .
                                                                      Exhibit 12

                          TEXTRON FINANCIAL CORPORATION
    STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                   NINE MONTHS
                                                                      ENDED
                                                                   SEPTEMBER 30,
                                                                       2003
(DOLLARS IN THOUSANDS)
Income before income taxes, distributions on preferred securities
  and cumulative effect of change in accounting principle........  $     74,355
                                                                   ------------

FIXED CHARGES:

Interest on debt.................................................       138,254
Estimated interest portion of rents..............................         2,210
                                                                   ------------
Total fixed charges..............................................       140,464
                                                                   ------------

Adjusted Income..................................................       214,819

Ratio of earnings to fixed charges (1)...........................         1.53x
                                                                   ============

(1) The ratio of earnings to fixed charges has been computed by dividing income before income taxes, distributions on preferred securities and cumulative effect of change in accounting principle and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.



                                       30